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                                                                       EXHIBIT 8


                     [LETTERHEAD LOGO OF BELL, BOYD & LLOYD]


                                                               July 6, 1995

WMX Technologies, Inc.
3003 Butterfield Road
Oak Brook, Illinois 60521

  Re: WMX Technologies, Inc. Medium-Term Notes, Series C
    Due From 9 Months to 60 Years From Date of Issue

Ladies & Gentlemen:

  In connection with the Prospectus Supplement (the "Prospectus Supplement") being filed on or about the date of this letter with the Securities and Exchange Commission as part of the registration statement on Form S-3 to which this letter is filed as an exhibit and a previously filed registration statement (no. 33-53005) by WMX Technologies, Inc., a Delaware corporation (the "Company"), relating to the offer of up to $1,000,000,000 of aggregate purchase price of the Company's Medium-Term Notes, Series C, due from 9 months to 60 years from date of issue, we hereby consent to the use of our name and confirm to you, as of the date of this letter, our advice as set forth under "Certain United States Federal Tax Considerations" in the Prospectus Supplement.

                                          Very truly yours,

                                          /s/ Bell, Boyd & Lloyd

                                          Bell, Boyd & Lloyd